Exhibit 10.1

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

THIS PUBLISHING SERVICES AGREEMENT (this “Agreement”) is entered into as of the 17th day of November 2009, by and between Playboy Enterprises, Inc. (“Playboy”), and American Media, Inc. through its wholly-owned subsidiary, American Media Operations, Inc. (which, collectively, shall be referred to herein as “AMOI”).  For purposes of this Agreement, each of Playboy and AMOI may be referred to individually as a “party” (and together as the “parties”).

WHEREAS, Playboy owns the properties and materials set forth in Exhibit A hereto (the “Properties”);

WHEREAS, Playboy wishes to engage AMOI to provide certain publishing services for the Properties on the terms and conditions set forth in this Agreement; and

WHEREAS, AMOI wishes to provide certain publishing services for the Properties on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties hereby agree as follows:

ARTICLE I
PUBLISHING SERVICES

1.1            Retention of AMOI.  Subject to the terms and conditions set forth in this Agreement, Playboy hereby appoints and retains AMOI to provide the publishing services set forth in Exhibit B hereto (the “Services”) for the Properties, and AMOI hereby accepts such appointment and retention and agrees to provide the Services for the Properties.  AMOI’s responsibilities hereunder will include all publication services commonly understood in the industry that are integral to the publication and distribution of the print and digital editions of Playboy Magazine, Playboy Special Editions and Playboy Calendars (such as production, manufacturing, newsstand distribution, subscription promotion, sales and fulfillment and advertising sales and marketing) specifically set out in Exhibit B.  Playboy, in entering into this Agreement, is relying upon AMOI’s knowledge and expertise concerning the Services.

1.2            Exclusivity; Subcontracting.  During the Term, Playboy shall not engage, hire or employ any person or entity other than AMOI to provide any of the Services for the Properties, directly or indirectly, in whole or in part.  Other than in the normal course of providing the Services, AMOI may not subcontract or otherwise engage any third party to perform the Services without the prior written consent of Playboy.  AMOI shall be responsible and liable to Playboy for the performance by any third party engaged by AMOI to provide the Services.

1.3            Additional Services.  In addition to the Services, Playboy may request that AMOI provide additional services from time to time.  The scope of any such services, as well as the term, cost and other conditions applicable to such services, shall be as Playboy and AMOI may mutually agree in writing.  Nothing herein shall create any obligation on the part of Playboy to request or AMOI to provide any such additional services.

1.4            Standard of Performance.  AMOI shall provide the Services with the same level of care, skill and diligence as Playboy currently uses in the provision of similar services.

1.5            Control of the Properties.  Playboy shall retain sole and exclusive responsibility for the editorial content of the Properties.  Nothing in this Agreement shall be construed to prevent or hinder Playboy from retaining and exercising full and complete control over the editorial content of the Properties.

1.6            Playboy’s Intellectual Property.  AMOI acknowledges that Playboy has a significant interest in the quality standards under which Playboy’s trademarks will be used by AMOI under this Agreement.  AMOI may use Playboy’s trademarks in the normal course of business hereunder without advance approval from Playboy; provided however that, AMOI shall provide Playboy with examples of such use for its review.  This review will not be for the purpose of pre-clearance, but for the purpose of conducting post-use audits so that Playboy may advise AMOI of any improper or inappropriate use, which use will thereupon be corrected or cease as soon as reasonably practicable.  Any additional goodwill associated with Playboy’s trademarks created through the use of such trademarks by AMOI will inure solely to the benefit of Playboy. AMOI shall accompany any use of Playboy’s intellectual property with such trademark and copyright notices as Playboy may reasonably request.

1.7            Licenses and Permits.  AMOI shall be responsible for obtaining and maintaining at its sole expense throughout the Term, any and all licenses, permits and approvals (including any relevant governmental, regulatory and other licenses, permits, patents, approvals and permissions) (collectively “Permits”) necessary to perform its obligations under this Agreement.  AMOI shall not be responsible or liable for:  (i) any Permits Playboy must obtain or maintain in connection with the Properties; or (ii) any taxes owed by Playboy in connection with the Properties.

1.8            Continuing Publication.  Anything in this Agreement to the contrary notwithstanding, nothing will obligate Playboy to continue to publish any or all of the Properties.  *****

1.9            Business Plan.  Attached hereto as Exhibit D is the 2010 and 2011 mutually agreed upon business plan for Playboy Magazine.  *****

1.10          Third Party Service Providers.   AMOI acknowledges that some of the Services to be provided by AMOI hereunder are currently being provided to Playboy by third parties.  Immediately upon execution of this Agreement, Playboy shall send notices of termination under such third party agreements as soon as commercially practicable. In no event shall AMOI commence to provide or be paid for the Services prior to January 1, 2010 except for Subscription Promotion and Subscription Sales Services (as set forth in Exhibit B, Section 3) which AMOI will commence December 1, 2009, and Print and Digital Advertising Services (as set forth in Exhibit B, Section 4) for geographical territories not presently serviced by third party service providers which AMOI will commence December 1, 2009 in partnership with Playboy’s present internal sales team.

ARTICLE II
CONSIDERATION

2.1            Service Fees.  In consideration of the Services, Playboy shall cause AMOI to receive the fees set forth in Exhibit E hereto (the “Service Fees”). AMOI shall, on a monthly basis, remit all balances due to Playboy, net of the Service Fees and any Expenses (as more fully set forth below in Section 2.2).   (The Service Fees set forth in Exhibit E, Sections 1, 3, and 6 are also sometimes collectively referenced herein as the “Flat Rate Service Fees”).

A.             Annual Increase of Flat Rate Service Fees.  Commencing with calendar year 2012, and then again upon the commencement of each calendar year thereafter, all Flat Rate Service Fees set forth in this Agreement shall automatically increase by the greater of ***** or the increase in the CPI for the preceding year.  The term “CPI” shall mean the “Consumer Price Index” published by the Bureau of Labor Statistics of the United States Department of Labor, All Items, New York, NY – Northeastern, NJ for urban consumers.

B.             Cost Savings Incentive.  Playboy shall pay to AMOI an amount equal to ***** of any verified savings that AMOI is able to achieve on Playboy’s behalf as a result of AMOI’s scale and volume on mutual third party contracts and agreements, including but not limited to:  *****, for a period of ***** following the date upon which Playboy begins to realize the cost savings, except for savings, if any, resulting from a renegotiation of Playboy’s existing contract with *****, in which case AMOI will be entitled to such savings only for the portion of calendar 2010 in which such lower prices are in effect.  For purposes of clarification, in the case of a renegotiated contract with *****, AMOI would be entitled to ***** of the savings resulting from the renegotiated prices as compared to Playboy’s existing contract with *****.  For 2011, if AMOI is able to achieve lower pricing for Playboy than AMOI’s current ***** contract, AMOI shall be entitled to receive ***** of such savings for that calendar year only.

C.             Subscription Incentive.  Playboy shall pay to AMOI an amount equal to ***** of subscription revenues generated in excess of those agreed upon subscription revenue goals achieved within the defined cost parameters on a calendar year basis.  For 2010, the subscription revenue goal is ***** and for 2011, the subscription revenue goal is *****.  Subscription revenue goals for years beyond 2011 will be mutually agreed to by the parties in writing.

2.2            Expenses.  Playboy shall reimburse AMOI for all costs and expenses that AMOI may pay, subject to Playboy’s pre-approval, to third parties during the Term in connection with the performance of AMOI’s duties under this Agreement (excluding salaries and benefits provided to AMOI’s employees); provided, however, that AMOI shall provide Playboy with a monthly accounting of such costs and expenses showing the date, amount and purpose of each. For the avoidance of doubt, all direct costs of production, and advertising sales and marketing (provided that expenses for advertising sales and marketing do not exceed ***** per calendar year, excluding such costs that are self funded pursuant to specific advertiser programs) will be the responsibility of Playboy and will be passed thru at cost.  Moreover, it is understood and agreed that AMOI will maintain a guaranteed rate base (the “Guaranteed Rate Base”) with a subscriber mix that has been mutually approved and attached hereto as Exhibit F for Playboy Magazine of ***** for calendar years 2010 and 2011 and all direct costs will be the responsibility of Playboy and shall be passed thru at cost, but not to exceed ***** and ***** respectively for 2010 subscription and newsstand promotion, and ***** and ***** respectively for 2011 subscription and newsstand promotion.  Any costs in excess of the 2010 and 2011 defined thresholds in the immediately preceding sentence required to maintain the ***** Guaranteed Rate Base will be the sole responsibility of AMOI unless agreed to in advance by Playboy.  For clarification purposes, Guaranteed Rate Base is the circulation allowed under the Audit Bureau of Circulations’ rules and regulations.  AMOI shall recommend a Guaranteed Rate Base for each year after 2011, but the Guaranteed Rate Base for each year after 2011 shall be determined by Playboy in its sole discretion.  All direct costs arising from AMOI’s performance of the Services in accordance with the business plan (and including advertising sales and marketing expenses that do not exceed ***** per calendar year as set forth above) are deemed approved by Playboy pursuant to this Section 2.2.

2.3            Audit Rights.  AMOI shall:  (i) keep accurate books and records covering all transactions relating to or arising out of this Agreement; and (ii) permit Playboy or its nominees, employees, agents or representatives to have full access to such books and records in order to inspect such books and records upon not less than five (5) days prior written notice at all reasonable hours of the day, to conduct an examination of and to copy (at Playboy’s expense), all such books and records.  AMOI shall maintain in good order and condition all such books and records for a period of two (2) years after the expiration or termination of this Agreement or, in the event of a dispute between the parties hereto, until such dispute is resolved, whichever date is later, and such books and records shall be kept at the address stated in Paragraph 5.4 hereof.

ARTICLE III
TERM AND TERMINATION

3.1            Term.  Unless earlier terminated as provided hereunder, the initial term of this Agreement shall commence on the date hereof and shall expire on December 31, 2014 (the “Initial Term”); provided, however, that, after the expiration of the Initial Term, this Agreement shall automatically renew for an unlimited number of one (1) year periods (each, a “Renewal Term”) unless either party gives the other party at least one hundred eighty (180) days written notice before the end of the Initial Term or any Renewal Term.  The Initial Term and all Renewal Terms, if any, shall be referred to herein as the “Term.”

3.2            Termination.

A.             Termination Upon Default. Upon the occurrence of an Event of Default, the non-defaulting party may terminate this Agreement, effective upon not less than thirty (30) days prior written notice to the defaulting party, but only if such default remains uncured for a period of thirty (30) days after such written notice of default.  With respect to AMOI, an “Event of Default” shall occur if: (a) AMOI fails to perform any obligation contained in this Agreement or breaches any of its representations, warranties or undertakings; or (b) AMOI fails to provide to Playboy true and correct copies of all financial reports, financial information and certifications which AMOI is required to provide to its term and/or working capital lenders and/or the holders (or agents/trustees) of its 2011 notes; subordinated notes and/or senior PIK notes within five (5) days after the same are provided to the applicable lender, agent, trustee or noteholder (collectively, the “Debtholders”); or (c) AMOI fails to provide Playboy with any notice or communication from any Debtholder stating, or notifying AMOI of any default under an applicable loan or debt instrument, termination of any credit facility or acceleration of the payment of any indebtedness within three (3) days after the same is received by AMOI; or (d) any event or adverse change in the financial condition of AMOI occurs that constitutes, or would constitute when reported or published, an event of default or breach of any financial or loan covenant under any agreement between AMOI and the Debtholders.  With respect to Playboy, an “Event of Default” shall occur if Playboy fails (i) to timely pay the Service Fees or make any other payment required under this Agreement when due; or (ii) to perform any obligation contained in this Agreement or breaches any of its representations, warranties or undertakings.

B.             Termination -- Print Advertising Sales Services.  If AMOI does not sell at least ***** per annum in print advertising revenue on a calendar year basis for Playboy Magazine, then Playboy shall have the right to terminate this Agreement or the Print Advertising Sales Services upon not less than sixty (60) days prior written notice to AMOI.  If Playboy exercises such right of termination, then (i) AMOI shall retroactively reduce its commission fees for such print advertising sales Services from ***** to ***** in such calendar year; and (ii) AMOI will cooperate in transitioning all Services back to Playboy or Playboy’s designee for ***** for no additional Service Fees.  AMOI shall perform such advertising sales Services during any transition period with the same level of care, skill and diligence as AMOI used prior to the commencement of such transition Services, and shall pay Playboy the difference, if any, between the amount Playboy actually receives in print advertising revenue for such ***** period and the sum generated by AMOI in the previous ***** period (the “Print Termination Fee”).  However, the Print Termination Fee shall be reduced by an amount equal to the retroactive reduction in commissions set forth in Section 3.2.B(i) above, plus ***** of the print advertising revenue achieved during such ***** transition period.  Additionally, in no event shall the amount of the Print Termination Fee exceed *****.

C.             Termination -- Digital Advertising Sales Services.  If AMOI does not sell at least ***** per annum in digital advertising revenue on a calendar year basis for playboy.com, then Playboy shall have the right to terminate this Agreement or the Digital Advertising Sales Services upon not less than sixty (60) days prior written notice to AMOI.  If Playboy exercises such right of termination, then (i) AMOI shall retroactively reduce its commission fees for such digital advertising sales Services from ***** to ***** in such calendar year; and (ii) AMOI will cooperate in transitioning all Services back to Playboy or Playboy’s designee for ***** for no additional Service Fees.  AMOI shall perform such advertising sales Services during any transition period with the same level of care, skill and diligence as AMOI used prior to the commencement of such transition Services, and shall pay Playboy the difference, if any, between the amount Playboy actually receives in digital advertising revenue for such ***** period and the sum generated by AMOI in the previous ***** period (the “Digital Termination Fee”).  However, the Digital Termination Fee shall be reduced by an amount equal to the retroactive reduction in commissions set forth in Section 3.2.C(i)  above, plus ***** of the digital advertising revenue achieved during such ***** transition period.  Additionally, in no event shall the amount of the Digital Termination Fee exceed *****.

3.3            Effect of Termination.  If the Term of this Agreement expires without renewal or if this Agreement is terminated for any reason, the parties agree to cooperate with one another and to take all actions necessary to effect a smooth transition to Playboy or any third party or parties of Playboy’s choosing of the Services.  The termination of this Agreement shall be without prejudice to any rights that shall have accrued to the benefit of any party prior to such termination.  Upon termination or expiration of this Agreement, (i) the Service Fees shall be prorated to the date of termination and shall be due within sixty (60) days of termination or expiration of this Agreement; and (ii) Playboy shall be required to promptly reimburse AMOI for any expenses under Section 2.2 incurred by AMOI prior to the end of the Term as set forth in this Agreement.

ARTICLE IV
INDEMNIFICATION

4.1            Indemnification by Playboy.  Playboy shall indemnify, defend and hold AMOI, its affiliates and all officers, directors, employees, stockholders, partners, members, consultants and agents of AMOI and its affiliates harmless from and against any and all claims, demands, costs, damages, losses, liabilities, expenses (including reasonable attorney fees and disbursements), judgments, fines, settlements and other amounts (collectively, “Damages”) claimed, suffered or incurred by any third party that arise from or in connection with the authorized use of the Properties by AMOI hereunder, unless such Damages are caused by the negligence or willful misconduct of AMOI.

4.2            Indemnification by AMOI.  AMOI shall indemnify, defend and hold Playboy, its affiliates and all officers, directors, employees, stockholders, partners, members, consultants and agents of Playboy and its affiliates harmless from and against any and all Damages (as “Damages” is defined above) claimed, suffered or incurred by any third party that arise from the performance of the Services, including any and all Damages arising from the performance of the Services by any third party as provided under Paragraph 1.2 hereof, unless such Damages are caused by the negligence or willful misconduct of Playboy.

4.3            No Set-Off.  For the avoidance of doubt, neither party shall be entitled to set-off any amount owed pursuant to this Agreement by the amount of any Damages for which a party seeks indemnification pursuant to this Agreement.

4.4            Indemnification Procedures.  The indemnified party shall give prompt written notice to the indemnifying party of any demand, suit, claim or assertion of liability by third parties or other circumstances that could give rise to an indemnification obligation hereunder against the indemnifying party (a “Claim”), but any failure or delay in giving such notice shall not affect the indemnified party’s right to indemnification and the indemnifying party’s obligation to indemnify as set forth in this Agreement, except to the extent the indemnifying party’s ability to remedy, contest, defend or settle with respect to such Claim is thereby prejudiced.  Notwithstanding anything herein to the contrary (i) the indemnified party shall have the right, at its own cost and expense, to participate in the defense, opposition, compromise or settlement of any Claim; (ii) the indemnifying party has the exclusive right to control the defense and all negotiations for any settlement or compromise of any Claim; (iii) the indemnifying party may, at any time, settle any Claim without the indemnified party’s consent; provided, however, that the indemnifying party shall not settle any Claim in a manner that includes an admission of civil or criminal wrong doing on the part of the indemnified party; and (iv) the indemnified party shall assist and cooperate with the indemnifying party in the defense of any Claim at the expense of the indemnifying party.

4.5            Insurance.  Playboy shall obtain and maintain at all times during the Term the following insurance policies:  (A) comprehensive commercial general liability with the following limits and characteristics:  (i) ISO occurrence-based CGL coverage that is CG 00 01 10 96 or equivalent; (ii) ***** per occurrence limit, ***** aggregate; (iii) includes coverage for premises, operations, products, completed operations and contractual liability; (iv) includes AMOI as an additional insured as respects claims contemplated by Playboy’s indemnity obligation to AMOI, provided that AMOI’s coverage will not be called upon to contribute to defense or settlement of these claims until coverage provided by Playboy is exhausted by defense or settlement of the claims in question; (B) Commercial Umbrella coverage with CGL scheduled as underlying, ***** limit; and (C) Media Errors and Omissions in the amount of ***** per occurrence and in the aggregate, covering Playboy’s content only.  Playboy shall notify AMOI promptly in the event of any material change, alteration, nonpayment of premium or cancellation of such insurance policies.  All insurance policies shall be underwritten by insurers with an A.M. Best rating of not less than A:IX.  Upon the execution of this Agreement, Playboy shall provide AMOI with a certificate of insurance, naming AMOI as an additional insured as respects coverages (A), (B) and (C) indicated above, and renewal certificates as necessary for the Term of the Agreement.  It is understood and agreed that each party shall be responsible for its own business interruption insurance.

AMOI shall obtain and maintain at all times during the Term the following insurance policies:  (A) comprehensive commercial general liability with the following limits and characteristics:  (i) ISO occurrence-based CGL coverage that is CG 00 01 10 96 or equivalent; (ii) ***** per occurrence limit, ***** aggregate; (iii) includes coverage for premises, operations, products, completed operations and contractual liability; (iv) includes Playboy as an additional insured as respects claims contemplated by AMOI’s indemnity obligation to Playboy, provided that Playboy’s coverage will not be called upon to contribute to defense or settlement of these claims until coverage provided by AMOI is exhausted by defense or settlement of the claims in question; (B) Workers Compensation with statutory limits and Employers Liability with limits not less than *****, (C) Commercial Property coverage on all Playboy property in AMOI’s possession, special causes of loss form, waiver of subrogation in favor of Playboy; (D) Commercial Umbrella coverage, with CGL and Employer’s Liability scheduled as underlying, with limits not less than *****; (E) Commercial Auto Liability with bodily injury and property damage limits not less than *****; (F) Commercial Crime insurance with limits not less than *****; and (G) Media Errors and Omissions including Advertising Liability with limits not less than ***** per occurrence and in the aggregate (which shall only apply to AMOI content).  AMOI shall notify Playboy promptly in the event of any material change, alteration, nonpayment of premium or cancellation of such insurance policies.  All insurance policies shall be underwritten by insurers with an A.M. Best rating of not less than A:IX. Upon the execution of this Agreement, AMOI shall provide Playboy with a certificate of insurance, naming Playboy as an additional insured as respects coverages (A), (B), (D) and (G) indicated above, and renewal certificates as necessary for the Term of the Agreement.   It is understood and agreed that each party shall be responsible for its own business interruption insurance.

4.6            Limitation of Liability.  except with respect to each party’s obligation to indemnify the other party under this Agreement for Damages suffered or incurred by any third party, neither party shall be liable to the other party or any other person or entity for any indirect, special, incidental, consequential, punitive or exemplary damages (including lost revenues, anticipated revenues or profits), whether in an action in contract or tort, under statute or otherwise, arising from or in connection with this agreement.

4.7            No Representation or Warranty.  Except as expressly provided herein, neither party makes any representation or warranty, express or implied, to the other party.  Specifically, AMOI makes no representation or warranty regarding the revenues or profits to be made from the Properties as a result of the Services or in connection with this Agreement.

ARTICLE V
MISCELLANEOUS

5.1            Force Majeure.  Notwithstanding anything contained in this Agreement to the contrary, neither party shall be liable for any failure or delay in the performance of any obligation under this Agreement to the extent it is prevented from doing so by reasons beyond its reasonable control (including but not limited to fires, natural disasters, acts of terrorism, strikes, labor unrest, wholesaler or printer shutdowns, embargoes, civil commotion, acts of civil or military authorities, or acts of God and equipment failure) and all requirements as to notice and other performance required hereunder within a specified period shall be automatically extended to accommodate the period of pendency of such contingency which shall interfere with such performance.  The excused party shall make all commercially reasonable efforts to minimize the impact of a force majeure condition.  If a force majeure condition continues for a period of more than forty-five (45) days, either party shall have the right to terminate this Agreement.

5.2            Confidentiality.  Each party acknowledges that in the course of satisfying its obligations hereunder, it may be exposed to or acquire information that is identified as confidential by the other party (the “Confidential Information”).  Accordingly, when a party (the “Receiving Party”) receives Confidential Information from the other party (the “Disclosing Party”), the Receiving Party shall, and shall obligate its employees and agents to: (i) maintain the Confidential Information received from the Disclosing Party in strict confidence; (ii) not disclose the Confidential Information received from the Disclosing Party to a third party without the Disclosing Party’s prior written approval (except as required by law); and (iii) not, directly or indirectly, use the Confidential Information received from the Disclosing Party for any purpose other than as may be required or permitted under this Agreement.  Notwithstanding anything herein to the contrary, neither party shall be prohibited from (a) disclosing Confidential Information under the direction or authority of any governmental authority or judicial process, including the filing of this Agreement with the SEC; (b) disclosing this Agreement or its terms to its attorneys, accountants, agents or advisors; or (c) filing this Agreement with, or disclosing the terms of this Agreement to, any lender to such party who agrees to be bound by the provisions of this Paragraph 5.2.  Confidential Information shall not include:  (x) information which is or becomes generally available to the public other than as a result of a disclosure by a party not otherwise permitted by this Agreement; (y) information which was or is independently developed by or already known to a party (other than through a known breach of a confidentiality obligation to the other party) prior to being furnished to such party pursuant to this Agreement; or (z) information which becomes available to a party from a source other than the other party if such source was not subject to any known obligation to the other party not to disclose or transmit such information to the first party.

5.3            Press Releases.  No press release or public disclosure, either written or oral, of the existence or terms of this Agreement or the transactions contemplated hereby shall be made by either party without the consent of the other party except as may be mandated by law or governmental agency.

5.4            Notices.  All notices required under this Agreement shall be given in writing via overnight courier or facsimile to the locations set forth below or to such other location as either party may specify by written notice hereunder.  Notices shall be deemed received two (2) calendar days after posting if sent via overnight courier or one (1) business day after transmission if sent via facsimile, provided that the sender shall have received and can produce a transmission report indicating that all pages of the notice have been transmitted to the correct facsimile number.

If to Playboy, then to:	Playboy Enterprises, Inc.
Attention:  Scott G. Stephen
680 North Lake Shore Drive
Chicago, Illinois 60611
Facsimile:	312 751 2818
Telephone:	312 751 8000

with a copy to:

Playboy Enterprises, Inc.
Attention:  General Counsel
680 North Lake Shore Drive
Chicago, Illinois 60611
Facsimile:	312 266 2042
Telephone:	312 373 2300

If to AMOI, then to:	American Media Operations, Inc.
Attention:  David J. Pecker, CEO, President and Chairman
One Park Avenue, 3rd Floor
New York, New York 10016
Facsimile:	212 696 0416

Telephone:	212 545 4899

with a copy to:

American Media Operations, Inc.
Attention:  General Counsel
4950 Communication Avenue, Suite 100
Boca Raton, Florida 33431
Facsimile:	561 989 1224
Telephone:	561 989 1225

5.5            Severability.  If any provision of this Agreement is determined to be void, unenforceable, or contrary to law, in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision, each of which is hereby declared to be separate and distinct.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.  If any provision of this Agreement is declared invalid or unenforceable for any reason other than overbreadth, the offending provision shall be modified or eliminated so as to maintain the essential benefits of the bargain among the parties hereto to the maximum extent possible, consistent with law and public policy.

5.6            Further Assurances.  The parties shall take any actions and execute any other documents that may be reasonably necessary or desirable to the implementation and consummation of this Agreement or that may be reasonably requested by any party hereto.  Each party shall cooperate with the other party and provide any assistance reasonably requested by the other party to effectuate the terms of this Agreement.  As a component of the cooperation between the parties, AMOI shall provide Playboy with yearly schedules (which may be amended or updated from time to time by AMOI) pertaining to the Services (the “Schedules”).  Playboy agrees to exercise commercially reasonable efforts to follow the Schedules.

5.7            Relationship.  The sole relationship between the parties is that of independent contractors.  Nothing in this Agreement is intended to or shall be construed to create a partnership, joint venture or employment relationship between the parties.  Upon the approval of Playboy, AMOI may include the Exhibit A Properties in its master contracts with third party vendors in order to carry out the Services provided for in this Agreement.

5.8            Waiver.  The waiver by either party of any breach of any term, covenant or condition contained in this Agreement shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein.  No covenant, term or condition of this Agreement shall be deemed to have been waived by either party unless such waiver is in writing and is signed by the party against whom such waiver is asserted.

5.9            Assignment.  Neither party may transfer or assign its rights or obligations hereunder, in whole or in part, without the prior written consent of the other party; however, (i) each party shall assign this Agreement, in full, to any acquirer of all or substantially all of its business or assets if such acquirer is a non-publisher person or entity; or (ii) each party shall assign this Agreement, in full, to any acquirer of all or substantially all of its business or assets if such acquirer is a publisher person or entity, except that such publisher acquirer may terminate this Agreement upon not less than one (1) year’s prior written notice.

5.10          Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.  Any controversy arising under, in connection with or in any way relating to this Agreement shall be adjudicated before a state or federal court of competent jurisdiction located in New York County, New York.  By the execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such court and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

5.11          Entire Agreement.  This Agreement (together with the Exhibits attached hereto) represents the entire understanding and agreement between the parties with respect to the specific subject matter hereof.  There are no representations, promises, warranties, covenants or undertakings other than those contained in this Agreement.

5.12          Amendment.  No modification, amendment or supplement to any provision of this Agreement shall be binding unless made in a tangible written instrument and duly signed by both parties.

5.13          No Presumption.  The parties have participated jointly in the negotiation and drafting of this Agreement.  If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.

5.14          Headings.  The headings in this Agreement are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

5.15          Counterparts; Facsimiles.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.  Each party agrees that the delivery of the Agreement by facsimile transmission shall be deemed to be an original of the Agreement so transmitted.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PLAYBOY ENTERPRISES, INC.

By:	/s/ Howard Shapiro
Name:	Howard Shapiro
Title:	Executive Vice President,
Law and Administration,
General Counsel and Secretary

AMERICAN MEDIA OPERATIONS, INC.

By:	/s/ Christopher V. Polimeni
Name:	Christopher V. Polimeni
Title:	Executive VP–Finance,
Chief Accounting Officer & Treasurer

AMERICAN MEDIA, INC.

By:	/s/ Christopher V. Polimeni
Name:	Christopher V. Polimeni
Title:	Executive VP–Finance,
Chief Accounting Officer & Treasurer

Exhibit A
Properties

Playboy Magazine

Playboy Special Editions

Playboy Calendars

www.playboy.com

Exhibit B
Services

1              PRODUCTION AND MANUFACTURING SERVICES AMOI shall provide those production and manufacturing services necessary to publish the print and digital editions of Playboy Magazine, Playboy Special Editions and Playboy Calendars such as managing all costs associated with paper, printing, ink and prepress.

2              SALES, DISTRIBUTION AND MERCHANDISING SERVICES Through its wholly-owned subsidiary, Distribution Services, Inc. (“DSI”), AMOI shall provide Playboy with those necessary sales, distribution and merchandising services for Playboy Magazine, Playboy Special Editions and Playboy Calendars in the US and Canada.  Specifically, AMOI shall: (a) perform necessary circulation marketing and reporting services for such Playboy Magazine, specials, and calendars in the US and Canada, including: (i) national distribution by wholesale and retail accounts,  and (ii) marketing and promotional programs, including outserts and polywraps; (b) set issue print order and draw; (c) sales reporting, i.e., initial estimate at 1 week/sale to final sale; (d) manage and monitor all related expenses, including RDA/RDP; and (e) prepare annual budgets and reforecasts on an as needed basis.

Additionally, AMOI shall cause DSI to pay Playboy those amounts owed to Playboy under the following advance structure:

a.
First Advance: Playboy shall be paid an amount equal to ***** of the estimated net sales of the average of the last three (3) issues of such publication for which final billings have been determined, payable not later than thirty (30) days after the on-sale date of the issue and upon receipt by AMOI of the printer’s completion notice,  For the final issue of Playboy Magazine on sale in each year, the advance shall be payable not later than the last business day of the year of the on-sale date of the issue.  (With respect to any particular issue of the publications for which there is a substantial increase in both the print run and the projected net sales, an amount to be mutually agreed upon by AMOI and Playboy, payable at a mutually agreed upon time.)

b.
Second Advance: Playboy shall be paid an amount equal to ***** of AMOI’s estimate of final billings (which estimate of final billings shall not project estimated returns or other charges for the period ***** days after the off-sale date of the publications) less the amount of the First Advance not later than sixty (60) days from and after the off-sale date of that issue of the publications.

c.
Final Settlement: Final Settlement of those amounts owed to Playboy (or AMOI, as the case may be) shall occur no later than one hundred twenty (120) days after the off-sale date of each of the publications.

3              SUBSCRIPTION PROMOTION AND SUBSCRIPTION SALES SERVICES AMOI shall provide those subscription promotion, sales and management services for the print and digital editions of Playboy Magazine that are necessary to maintain the Guaranteed Rate Base. Specifically, AMOI shall:  (a) manage promotional programs, including  direct-to-publisher (direct mail, inserts and online), third-party/verified (if any), and renewal and billing promotions;  (b) manage reporting and fulfillment, including publisher-related functions; (c) monitor postal expenses; (d) set issue print order/mainfile and supplements; (e) maintain comp list and office copies; (f) perform forecast/modeling on an as-needed basis; (g) perform monthly FYE reporting, and annual budgets; (h) coordinate and manage external reporting, including: ABC,  Rapid Report, Fast-Fax, biannual publisher statements, annual audit reports and Annual Statements of Ownership; (i) manage The Specialists (third party list management company) and all related aspects of Playboy’s list rental business; and (j) manage the Zinio relationship and the Amazon print subscription relationship.  AMOI will also provide the above services as they relate to Playboy Special Editions and Playboy Calendars.  For the avoidance of doubt, consistent with current procedures, cash receipts from subscriptions will continue to be deposited by CDS into the existing Playboy bank account.

4              PRINT ADVERTISING, DIGITAL ADVERTISING, AND RELATED SERVICES  AMOI shall provide advertising sales and related services for Playboy Magazine and playboy.com.  Playboy will be presented as part of AMOI’s “Men’s Network” including Playboy, Men’s Fitness, UFC, Muscle & Fitness and Flex on an “all or none” basis and strongly encouraged to be included as part of a “Men’s Network” advertising space purchase. AMOI must adhere to Playboy’s guidelines regarding advertising standards with respect to Playboy, as attached hereto as Exhibit G, and which may be amended by Playboy from time to time. AMOI understands and agrees that all advertising, including the look, feel and placement, is subject to the reasonable approval of Hugh Hefner.  In the event there is remnant advertising inventory on playboy.com, Playboy reserves the right to place house ads in that space.  Playboy reserves the right to set minimum rates at which ad pages may be sold.

5              PRODUCE & MANAGE CERTAIN PLAYBOY BRANDED EVENTS. AMOI, with the approval of Playboy, may produce/manage certain events, including, but not limited to the  Playboy Superbowl Party, Playboy Kentucky Derby Party, Indy 500, UFC Viewing Party at the Mansion – Summer & Fall,  Mardi Gras Party, Halloween Party at the Mansion, SXSW Music Festival, Midsummer Night’s Dream Party at the Mansion (such Midsummer Night’s Dream event shall only be held by AMOI: (i) upon the express approval of Playboy; and (ii) if Hugh Hefner is not holding such event himself), (collectively, the “Playboy Branded Events”) as well as AMOI events with Playboy inclusion, which may include the following, Mr. Olympia, Ultimate Athlete, Weider Fitness Festival, Shape Bikini Body Tour, Get America Fit Tour, (collectively, the “AMOI Events”) in their entirety including financial responsibility and P&L management, venue selection, vendor negotiations, facilities inspection, talent booking, event promotion, food and beverage, ticket sales and distribution, insurance and signage, sponsorship sales, event set up, staffing, security, contest admin, reporting to sponsors, clean up and post event P&L reporting.  Playboy will retain the rights to approve all aspects of any AMOI managed Playboy Branded Events, including budget, venue, creative, ticket sales and ticket sales resalers/promoters, etc. in order to ensure that they are in concert with the Playboy brand image. For AMOI managed Playboy Branded Events that occur in cities where a Playboy Location Based Entertainment (“LBE”) venue exists, the event shall take place at such LBE venue unless Playboy approves otherwise.  Playboy agrees that in every instance that AMOI utilizes an LBE venue, the cost to AMOI for the use of the LBE venue shall be at the “Playboy Discounted Cost,” which shall be the same cost that Playboy would incur if Playboy utilized such LBE venue. Playboy will retain the right to produce its own events in support of its other businesses (and licensees) and its own consumer events for profit (as well as Mansion events and LBE venue events). The exclusivity for certain holiday-themed Playboy Branded Events (i.e. Halloween and Mardi Gras) is limited to the specific city in which the Playboy Branded Event has historically been held and naturally resides (e.g. Los Angeles for Halloween and New Orleans for Mardi Gras).  Both parties acknowledge that Playboy has entered into an LBE licensing agreement with a third party for a Playboy Club located in South Beach Miami, Florida and agree that because of the sensitivities of the 2010 Super Bowl being this LBE venue’s premier event, such event will be managed jointly by Playboy, AMOI and the LBE licensee. The LBE property will be renovated, branded Playboy and may be open in time for the Super Bowl. In any event, Playboy has committed to the LBE licensee that the property will be the venue for the 2010 Playboy Super Bowl Party.  The property can accommodate sponsorships, but pricing and sponsorship placements are to be agreed upon with Playboy’s LBE licensee.  Playboy will work with AMOI and the LBE licensee to ensure that all of AMOI’s requirements for a Super Bowl party are achieved, at reasonably discounted terms and at “in-house” rates.

6              BACK OFFICE SERVICES AMOI shall provide back office services such as ad billing, credit and collections, subscription accounting, newsstand accounting, manufacturing accounting, accounts payable, treasury and cash management, planning, reporting and general ledger and bookkeeping services.  Specifically, AMOI shall provide the following services:

a.
Ad Billing – AMOI will receive insertion orders for all ad pages sold (and digital ads sold) by the AMOI Advertising departments beginning with the March 2010 issue for the print edition of Playboy Magazine and as soon as practicable, but no later than February 1, 2010 for advertising on Playboy.com.  All orders will be verified and invoiced, with revenue recognized on the on-sale date for the print edition.

b.
Credit and Collections – for all new clients, the AMOI Credit Department will perform credit checks in accordance with AMOI’s Credit Policy.  This service implementation will coincide with the AMOI Ad Sales Department’s efforts.  In addition, the AMOI Collections Department will work with the Playboy Collections Department to ensure a smooth transition of the collection efforts.

c.	Subscription Accounting – AMOI will work with Playboy’s accounting department and third party vendors to ensure a smooth transition of data flow and reporting.

d.	Newsstand Accounting – AMOI will work with Playboy’s accounting department and third party vendors to ensure a smooth transition of data flow and reporting.

e.	Manufacturing Accounting – AMOI will work with Playboy’s accounting department and third party vendors to ensure a smooth transition of data flow and reporting.

f.	Accounts Payable AMOI will take over all “AP” transactions associated with its performance of the services set forth above.

g.
Treasury and Cash Management – In conjunction with the collection efforts of AMOI, Playboy shall establish a separate bank account owned by Playboy (the “Playboy Bank Account”), which shall be jointly operated by Playboy and AMOI.  AMOI shall exercise reasonable best efforts to deposit the appropriate funds into the Playboy Bank Account immediately upon receipt.  Furthermore, all AP disbursements, including AMOI’s fees shall be drawn on the Playboy Bank Account.  On a monthly basis, all excess funds in the Playboy Bank Account (along with a full accounting of cash receipts and cash disbursements) shall be remitted to Playboy.  In the event that the funds in the Playboy Bank Account are not sufficient to cover AMOI’s monthly Service Fees, AMOI shall invoice Playboy for all amounts owed, and Playboy shall remit such funds to AMOI within thirty (30) days.

h.
Planning – with respect to all of the areas serviced by AMOI, the AMOI Planning department shall provide Full Year Estimate (FYE) updates weekly to Playboy’s management team for review and analysis in a mutually agreeable format.

i.
Bookkeeping and Financial Reporting – AMOI shall process all transactions with respect to the areas serviced by AMOI and will provide Playboy’s management with a detailed  general ledger reflecting all such transactions and related analyses and reports by the third (3rd) work day of the month following the month which is being closed in a format mutually agreeable to the parties.

Exhibit C

Intentionally Deleted

2010 Business Plan
Revenue:	AMI - Maintain Quality, Frequency & Rate Base of*****	2010 Services	AMI - Maintain Quality, Frequency & Rate Base of *****
Newsstand	*****	Number of Issues Served	11
Subscription	*****	Number of Issues Delivered	11
Circulation	*****	Trim Size	*****
Advertising	*****
$5.99 single issues/ $6.99
Total Revenue	*****	Newsstand Price	Holiday
		Average Newsstand Copies Sold (Monthly)	*****
Expenses:		Rate Base	*****
Paper
Manufacturing	*****	Pages - National Edition
Manufacturing Management	*****	Editorial	*****
Pre-Press	*****	Advertising	*****
Editorial	*****	House Space (Non-Paid Ads)	*****
Subscription Promotion	*****	Total Pages	*****
Subscription Management	*****
Newsstand Promotion	*****	Total Print Run:
Shipping/Handling/Fulfillment	*****	Subscription - Print Run	*****
Ad Sales/Marketing	*****	Newsstand - Print Run	*****
Accounting Services	*****	Other/Comp/Office Copy Print Run	*****
Expense before PEI/One-time	*****	Total Print Run	*****

Contribution	*****	Total Pages Printed (in Millions)
		Total Editorial Pages Printed (in Millions)	*****
		Total Advertising Pages Printed (in Millions)	*****
		Total House Ad Pages Printed (in Millions)	*****
		Total Pages Printed (in Millions)	*****

		Paper Costs	*****
		Paper Costs per Million Printed Pages	*****
		Manufacturing Costs	*****
		Manufacturing Costs per Million Printed Pages	*****

EXHIBIT D

Playboy Magazine
Business Plan w/ Assumptions
Calendar Year 2011

Assumptions
2011 Business Plan
Revenue:	AMI - Maintain Quality, Frequency & Rate Base of *****	2011 Services	AMI - Maintain Quality, Frequency & Rate Base of *****
Newsstand	*****	Number of Issues Served	12
Subscription	*****	Number of Issues Delivered	12
Circulation	*****	Trim Size	*****
Advertising	*****
$6.99 single issues/ $7.99
Total Revenue	*****	Newsstand Price	Holiday
		Average Newsstand Copies Sold (Monthly)	*****
Expenses:		Rate Base	*****
Paper	*****
Manufacturing	*****	Pages - National Edition
Manufacturing Management	*****	Editorial	*****
Pre-Press	*****	Advertising	*****
Editorial	*****	House Space (Non-Paid Ads)	*****
Subscription Promotion	*****	Total Pages	*****
Subscription Management	*****
Newsstand Promotion	*****	Total Print Run:
Shipping/Handling/Fulfillment	*****	Subscription - Print Run	*****
Ad Sales/Marketing	*****	Newsstand - Print Run	*****
Accounting Services	*****	Other/Comp/Office Copy Print Run	*****
Expense before PEI/One-time	*****	Total Print Run	*****

Contribution	*****	Total Pages Printed (in Millions)
		Total Editorial Pages Printed (in Millions)	*****
		Total Advertising Pages Printed (in Millions)	*****
		Total House Ad Pages Printed (in Millions)	*****
		Total Pages Printed (in Millions)	*****

		Paper Costs	*****
		Paper Costs per Million Printed Pages	*****
		Manufacturing Costs	*****
		Manufacturing Costs per Million Printed Pages	*****

Exhibit E

Service Fees

1.	PRODUCTION AND MANUFACTURING SERVICES

AMOI Fees: The fee for these management services shall be ***** per year, payable ***** monthly.

2.	SALES, DISTRIBUTION AND MERCHANDISING SERVICES

AMOI Fees (via DSI)

Playboy Magazine: ***** of net retail dollar sales (i.e., the number of copies sold multiplied by the cover price) for Playboy Magazine. DSI will receive an additional ***** of the cover price for all copies of Playboy Magazine sold in a calendar year once the aggregate average units sold per issue in the US and Canada exceeds ***** copies and average sell thru exceeds *****. For purposes of clarification, the additional ***** of the cover price will be paid only on the number of copies sold in excess of *****.

Special Editions and Calendars: ***** of net retail dollar sales (i.e., the number of copies sold multiplied by the cover price) for each of the Special Editions and Calendars published. DSI will receive an additional ***** of the cover price for all copies of Special Editions issues sold in a calendar year once the aggregate average units sold per Special Editions issue in the US and Canada exceeds ***** copies and average sell thru exceeds *****.  For purposes of clarification, the additional ***** of the cover price will be paid only on the number of copies sold in excess of *****.

3.	SUBSCRIPTION PROMOTION AND SUBSCRIPTION SALES SERVICES

AMOI Fees:  The fee for these management services shall be ***** per year, payable ***** monthly.

4.	PRINT ADVERTISING, DIGITAL ADVERTISING, AND RELATED SERVICES

AMOI Fees (Print Advertising Services):

•	***** of the first ***** of “Net Ad Receipts” per annum;
•	***** of the Net Ad Receipts per annum above *****, but below *****; and
•	***** of the Net Ad Receipts per annum above *****.
•
Net Ad Receipts shall mean the total of all ad revenues invoiced (net of all advertising discounts, rebates, bad debts, collection fees, custom production costs and advertiser self funded marketing programs).

AMOI Fees (Digital Advertising Services):

•	***** of the first ***** of Net Ad Receipts per annum;
•	***** of the Net Ad Receipts per annum above *****, but below *****; and
•	***** of the Net Ad Receipts per annum above *****.

•
Net Ad Receipts shall mean the total of all ad revenues invoiced (net of all advertising discounts, rebates, bad debts, collection fees, custom production costs and advertiser self funded marketing programs).

5.	PRODUCE & MANAGE CERTAIN PLAYBOY BRANDED EVENTS

AMOI Fees: Playboy Branded Events Management:

•	***** of the first ***** of Playboy Branded Event profits per annum;
•	***** of Playboy Branded Event profits above *****, but below ***** per annum; and
•	***** of Playboy Branded Event profits per annum above *****.

It is understood and agreed that the Playboy Branded Events for sponsorship may include, but are not limited to the following:
a.	Playboy Superbowl Party
b.	Playboy Kentucky Derby Party
c.	Indy 500
d.	UFC Viewing Party at the Mansion – Summer & Fall
e.	Mardi Gras Party
f.	Halloween Party at the Mansion
g.	SXSW Music Festival
h.	Midsummer Night’s Dream Party at the Mansion (only at the approval of Hugh Hefner or an authorized designee)

AMOI Fees:  AMOI Events with Playboy Inclusion:

•	***** of the first ***** of Playboy’s Proportionate Share of AMOI Event profits per annum;
•	***** of Playboy’s Proportionate Share of AMOI Event profits above *****, but below ***** per annum; and
•	***** of Playboy’s Proportionate Share of AMOI Event profits per annum above *****.
•	“Proportionate Share” shall mean the amount of net profits allocated and paid to Playboy, which shall be based upon the ratio of Playboy specific revenue to total revenue.

It is understood and agreed that approved AMOI Events with Playboy inclusion may include, but are not limited to, the following:

a.	Mr. Olympia
b.	Ultimate Athlete
c.	Weider Fitness Festival
d.	Shape Bikini Body Tour
e.	Get America Fit Tour

6.	BACK OFFICE SERVICES

AMOI Fees:  The fee for these management services shall be ***** per year, payable ***** monthly.

It is understood AMOI has retained KPMG to perform the necessary testing to issue a SAS 70 Type I audit report as of October 30, 2009.  This report will be available by the end of November.  It is further agreed and understood that AMOI will take all necessary actions to ensure that a SAS 70 Type II audit report is available for calendar 2010 and each year for the Term of the Agreement.

	2010		2011
	Net		Net
	Copies	Source	Copies	Source
	Served	Mix %	Served	Mix %

Renewals Business	*****	*****	*****	*****

Direct to Publisher	*****	*****	*****	*****

Agent Business	*****	*****	*****	*****

Total Subscriber Mix	*****	*****	*****	*****

Exhibit G
Advertising Guidelines

*****